UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2018

Dorman Products, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania		18915
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2018, Dorman Products, Inc. (the “Company”) announced that Mathias J. Barton will be retiring as President and Chief Executive Officer (“CEO”) of the Company. On August 6, 2018, the Board of Directors (the “Board”) approved a succession plan and appointed Kevin M. Olsen, the Company’s Executive Vice President and Chief Financial Officer (“CFO”), as the Company’s President and Chief Operating Officer effective as of August 6, 2018 and as the Company’s President and CEO effective as of January 1, 2019. Mr. Barton stepped down as President of the Company effective as of August 6, 2018 and will remain CEO of the Company until his retirement on December 31, 2018. In connection with assuming his new position, Mr. Olsen stepped down as CFO, principal financial officer and principal accounting officer of the Company and the Board appointed Michael P. Ginnetti, the Company’s Corporate Controller, as the Company’s interim CFO, interim principal financial officer and interim principal accounting officer effective as of August 6, 2018. Mr. Ginnetti will serve in such positions until a successor is named. The Company is conducting an executive search for a permanent CFO.

Mr. Olsen, 47, joined the Company in June 2016 as Senior Vice President and CFO. He became Executive Vice President and CFO in June 2017. Prior to joining the Company, Mr. Olsen was Chief Financial Officer of Colfax Fluid Handling, a division of Colfax Corporation, a diversified global manufacturing and engineering company that provides gas and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world, from January 2013 through June 2016. Prior to joining Colfax, he served in progressively responsible management roles at the Forged Products Aero Turbine Division of Precision Castparts Corp, Crane Energy Flow Solutions, a division of Crane Co., Netshape Technologies, Inc., and Danaher Corporation. Prior thereto, Mr. Olsen performed public accounting work at PwC, LLP.

Mr. Ginnetti, 41, currently serves as Vice President, Corporate Controller of the Company. He has served in this position since May 2011 and he will continue to serve in this position while serving as interim CFO. Mr. Ginnetti previously served as the Company’s interim CFO for the period February 27, 2016 through June 12, 2016. Prior to joining the Company, Mr. Ginnetti was employed by Technitrol, Inc., an electronic components manufacturer, from 2001 to 2011, most recently as Corporate Controller and Chief Accounting Officer. Previously, he was employed by Arthur Andersen LLP in the Audit and Business Advisory practice.

Item 7.01.	Regulation FD Disclosure.

On August 9, 2018, the Company issued a press release announcing the foregoing management changes. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: August 9, 2018	By:	/s/ Mathias J. Barton
Name: Mathias J. Barton
Title: Chief Executive Officer